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                                                                    Exhibit 23.1

                              Auditors' Consent
                              -----------------



The Board of Directors
Pacific Dunlop Limited

We consent to the incorporation by reference in the registration statements (nos. 333-40642, 333-40638, 333-39269, 333-29991, 333-11695, 333-00885, 333-
00413, 33-64169, 33-62295 and 33-62467) on Form S-8 of Exide Corporation of our
report dated July 28, 2000, with respect to the combined balance sheet of GNB Technologies Group (wholly-owned by Pacific Dunlop Limited) as of June 30, 2000, and the related combined statements of operations, shareholder's equity, and cash flows for the year ended June 30, 2000, which report appears in the Form 8-K/A of Exide Corporation dated December 13, 2000.



                                                   KPMG LLP

Melbourne, Australia
December 12, 2000